PRESS RELEASE
FOR IMMEDIATE RELEASE

SINOBIOMED CORPORATE UPDATE

PROGRESS ON CLINICAL TRIALS AND HIGHLY SUCCESFUL APPLICATION
OF PATENTED BIOTECHNOLOGY INTO CONSUMER PRODUCT LINE

Shanghai, China - August 20, 2008 - Sinobiomed, Inc. ("Sinobiomed", or "the Company") (OTCBB: SOBM) is pleased to announce the following business updates:

Malaria Vaccine
The Company is in late stage discussions with Mahidol University in Bangkok, Thailand, to initiate Phase IIb clinical trials of its recombinant malaria candidate vaccine (PfCP2.9) under Mahidol’s supervision. The Company expects to begin trials before the end of Q3.

Recombinant Batroxobin (rBAT)
The Company is currently conducting Phase IIb clinical trials of its anti-bleeding agent, recombinant Batroxobin (rBAT), with multiple test groups totalling 328 patients in seven hospitals in China. Results are expected before year’s end. Should the product proceed to Phase III clinical trials, it is expected that international governments and organizations would show significant interest. The Company has already received indications of interest from global pharmaceutical companies for joint development, marketing and production.

Native batroxobin, extracted from pit viper venom, is the world’s most prescribed biological anti-bleeding agent. Since rBAT is produced through genetic engineering, it reduces the risk of biological contamination and neurotoxicity that have been associated with native batroxobin.

Skincare and Cosmetics Products
The Company’s skincare and cosmetics range, launched in early 2007, is achieving significant success. Shanghai Wanxing Bioscience Cosmetics, 50.33% owned by Sinobiomed, is expected to generate sales of more than US$3 million over the coming twelve months with anticipated gross profit margins greater than 70 percent.

Shanghai Wanxing Bioscience Cosmetics has developed a breakthrough skin rejuvenation product that utilizes rh-aFGF, a patented recombinant therapy developed by Sinobiomed that is highly effective in the treatment of diabetic ulcers and burns, in a proprietary formula. Consumers can now purchase a skincare product with an ingredient that is clinically proven to promote healing, which the Company believes helps support healthy and younger looking skin. The product line, with more than 100 SKU’s, is sold exclusively through a home shopping channel under the brand name “Kaiying”. This initiative is a natural extension of the Company’s ability to commercialize biotechnology and successfully penetrate consumer channels.

Shanghai Wanxing Bioscience Cosmetics is currently in discussions with other home shopping channels in China and other emerging markets such as India and Southeast Asia to carry and promote Kaiying’s range of skincare and cosmetic products.

Other developments
The Company is conducting research and development in conjunction with several medical universities and expects to have an additional four new products in the pipeline by years end.

ABOUT SINOBIOMED INC.
Sinobiomed Inc. is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Sinobiomed currently has 10 products approved or in development: three on the market, four in clinical trials and three in research and development. The Company’s products respond to a wide range of diseases and conditions, including: malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration. www.sinobiomed.com

SINOBIOMED INC.
LANE 4705, NO. 58, NORTH YANG GAO RD.
PUDONG, NEW AREA SHANGHAI, 201206 CHINA
PHONE: 86-58993708 / FAX: 86-58993709
INVESTOR RELATIONS
PHONE: 1-718-502-8801  TOLL FREE: 1-866-588-0829
EMAIL: INFO@SINOBIOMED.COM

FORWARD LOOKING STATEMENTS This news release may include “forward-looking statements” regarding Sinobiomed, and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Sinobiomed expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Sinobiomed does not undertake any obligation to update any forward looking statement, except as required under applicable law.